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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2004

ITEC ENVIRONMENTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

033-31067

(Commission File Number)

311705310

(IRS Employer Identification No.)

693 Hi Tech Parkway, Suite 3, Oakdale, CA 95361

(Address of principal executive offices)(Zip Code)

(209) 881-3523

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the “safe harbor” private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the “Exemption”), on October 22, 2004, in exchange for six (6) creditors of the Company (the “Creditors”) terminating approximately $939,402 in debts of Itec Environmental Group, Inc. (the “Company”) and releasing the Company from any and all liability in connection therewith, the Company sold 97,886,107 shares of the Company's common stock to the Creditors pursuant to Settlement and Release and Subscription Agreements (the “Settlement Documents”).

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the Creditors made pursuant to the Settlement Documents and certain Investor Questionnaires relative to their review of certain information provided and disclosed to them by and about the Company and their accredited or unaccredited status (as those terms are used in the Securities Act of 1933) and (ii) its own independent investigation to confirm the Creditors’ representations and warranties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.

                     (Registrant)

/s/ Gary De Laurentiis

By: Gary De Laurentiis

Its: President and CEO

Date: October 26, 2004

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